Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for October 2015

ATLANTA, November 3, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for October 2015.

Consolidated passenger unit revenue (PRASM) for the month of October declined 1.0% year over year including a 2 point headwind from foreign exchange. October’s result benefitted from Delta’s winter capacity actions, including a 4% reduction in international capacity for the month.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results

October consolidated PRASM change year over year	(1.0%)
October mainline completion factor	100.0%
October on-time performance (preliminary DOT A14)	92.1%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 316 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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	Monthly Traffic Results (a)					Year to Date Traffic Results (a)

	Oct 2015	Oct 2014	Change			Oct 2015	Oct 2014	Change

RPMs (000):
Domestic	10,915,482	10,330,727	5.7%			106,017,360	101,206,513	4.8%
Delta Mainline	9,086,139	8,481,012	7.1%			88,565,658	83,205,466	6.4%
Regional	1,829,343	1,849,715	(1.1%	)		17,451,702	18,001,047	(3.1%	)
International	6,713,351	6,706,235	0.1%			71,659,686	70,727,390	1.3%
Latin America	1,293,340	1,280,420	1.0%			15,997,352	15,106,897	5.9%
Delta Mainline	1,256,477	1,252,630	0.3%			15,665,835	14,805,854	5.8%
Regional	36,863	27,790	32.6%			331,517	301,043	10.1%
Atlantic	3,544,571	3,442,323	3.0%			35,223,694	34,870,960	1.0%
Pacific	1,875,440	1,983,492	(5.4%	)		20,438,640	20,749,533	(1.5%	)
Total System	17,628,833	17,036,962	3.5%			177,677,045	171,933,903	3.3%

ASMs (000):
Domestic	12,424,154	12,143,251	2.3%			123,141,205	118,203,082	4.2%
Delta Mainline	10,226,619	9,818,416	4.2%			101,536,818	95,634,445	6.2%
Regional	2,197,534	2,324,835	(5.5%	)		21,604,387	22,568,637	(4.3%	)
International	7,866,783	8,186,590	(3.9%	)		85,713,603	83,773,452	2.3%
Latin America	1,564,800	1,573,160	(0.5%	)		19,307,688	18,083,021	6.8%
Delta Mainline	1,517,289	1,534,642	(1.1%	)		18,885,433	17,683,247	6.8%
Regional	47,512	38,518	23.3%			422,255	399,774	5.6%
Atlantic	4,116,595	4,130,023	(0.3%	)		42,606,913	40,933,285	4.1%
Pacific	2,185,388	2,483,407	(12.0%	)		23,799,001	24,757,146	(3.9%	)
Total System	20,290,937	20,329,841	(0.2%	)		208,854,808	201,976,534	3.4%

Load Factor:
Domestic	87.9%	85.1%	2.8		pts	86.1%	85.6%	0.5		pts
Delta Mainline	88.8%	86.4%	2.4		pts	87.2%	87.0%	0.2		pts
Regional	83.2%	79.6%	3.6		pts	80.8%	79.8%	1.0		pts
International	85.3%	81.9%	3.4		pts	83.6%	84.4%	(0.8)		pts
Latin America	82.7%	81.4%	1.3		pts	82.9%	83.5%	(0.6)		pts
Delta Mainline	82.8%	81.6%	1.2		pts	83.0%	83.7%	(0.7)		pts
Regional	77.6%	72.1%	5.5		pts	78.5%	75.3%	3.2		pts
Atlantic	86.1%	83.3%	2.8		pts	82.7%	85.2%	(2.5)		pts
Pacific	85.8%	79.9%	5.9		pts	85.9%	83.8%	2.1		pts
Total System	86.9%	83.8%	3.1		pts	85.1%	85.1%	0.0		pts

Mainline Completion Factor	100.0%	99.9%	0.1		pts

Passengers Boarded	15,615,946	14,853,007	5.1%			150,774,726	144,407,623	4.4%

Cargo Ton Miles (000):	192,441	214,542	(10.3%	)		1,847,463	1,973,670	(6.4%	)

a Results include flights operated under contract carrier arrangements

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